EXHIBIT 4.3
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THIS SERIES B CONVERTIBLE PREFERRED STOCK WARRANT CERTIFICATE AND THE SHARES OF
SERIES B CONVERTIBLE PREFERRED STOCK AND COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO AND ALL APPLICABLE QUALIFICATIONS UNDER STATE SECURITIES LAWS SHALL HAVE BEEN OBTAINED WITH RESPECT THERETO; OR (ii) A WRITTEN OPINION FROM COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER HAS BEEN OBTAINED STATING THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED.

                                 NATURADE, INC.
              Incorporated Under the Laws of the State of Delaware

                          VOID AFTER DECEMBER 31, 2004

            SERIES B CONVERTIBLE PREFERRED STOCK WARRANT CERTIFICATE

                          ISSUE DATE: December __, 2001

         THIS CERTIFIES THAT, for value received, WESTGATE EQUITY PARTNERS, L.P. (together with its transferees and assigns, the "Holder") is the owner of warrants (the "Warrants") on the terms and conditions set forth herein and evidenced by this Series B Convertible Preferred Stock Warrant Certificate (together with any replacement or replacements therefor as provided herein, the "Warrant Certificate"). This Warrant Certificate entitles the Holder to purchase at any time until December 31, 2004, up to 33,641,548 fully paid and nonassessable shares (subject to adjustments as hereinafter provided) of Series B Convertible Preferred Stock, par value $0.0001 (the "Series B Preferred Stock"), of NATURADE, INC., a Delaware corporation (the "Company"), upon payment of $0.10404 per share , subject to adjustment as provided herein (the "Exercise Price"). The Exercise Price is payable, upon the exercise of this Warrant Certificate, in lawful money of the United States either in cash, by wire transfer or by certified check or bank draft to the order of the Company.

         1. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at the earlier of (i) 5:00 p.m., Los Angeles time on December 31, 2004 or (ii) the date on which the Early Redemption provided for in Section G(2) of the Certificate of Designation of the Series B Convertible Preferred Stock is completed and payment in full of the "Early Redemption Payment Amount," as defined in the aforementioned Certificate of Designation is made (the "Expiration Date"). The Warrants may be exercised on


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any Business Day (as defined in Section 8 hereof) on or after its issue date. If the Warrants are not exercised before the Expiration Date, they shall become void, and all rights of the Holder under the Warrants shall cease.

         2. Exercise. The Warrants may be exercised, in full or in part, by delivery of this Warrant Certificate together with a completed election to purchase, to the Company at 14370 Myford Road, Irvine, CA 92606 (or such other office or agency of the Company as it may from time to time designate by notice in writing to the Holder), together with payment of the Exercise Price for the shares to be purchased (the "Shares"), paid in the manner described above. The Company agrees that the Shares will be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which such notice is delivered to the Company and payment made as aforesaid and the Holder shall be deemed for all purposes to have become the record holder of such Shares at such time. Certificates for the Shares so purchased will be delivered to the Holder within a reasonable time, not exceeding five (5) Business Days, after the Warrants have been exercised, and, unless the Warrants have expired, the unexercised Warrants will continue in effect with respect to the number of Shares, if any, as to which they have not then been exercised. Upon exercise of any of the Warrants and if requested by the Holder, the Company shall prepare a new Warrant Certificate, substantially identical hereto, representing the Shares formerly represented by this Warrant Certificate which have not been exercised and shall, within such five-(5) Business Day period, deliver such new Warrant Certificate to the Holder or such other person designated by the Holder. If the Holder indicates on its notice of exercise that it wishes to convert the Shares into Common Stock, then the number of shares of Common Stock issuable on conversion of the Shares, at the Series B Conversion Ratio (as defined in the Certificate of Designation of the Series B Preferred Stock) for Series B Preferred Stock applicable on the date on which notice is given and payment made, shall be deemed to have been issued to the Holder as the record owner of such shares of Common Stock as of the close of business on such date and the Holder shall be deemed for all purposes to have become the record holder of such shares of Common Stock at such time. The Company shall not close its books against the transfer of the Warrants or of any share of Series B Convertible Preferred Stock or Common Stock issued or issuable upon the exercise of the Warrants in any manner which interferes with the timely exercise of the Warrants.

         3. Fractional Shares. In the case of adjustment to the Number of Purchasable Shares (as defined below), the Company shall not be required upon the exercise of this Warrant Certificate to issue fractional shares of Series B Preferred Stock or Common Stock, but the number of shares shall be rounded to the nearest whole number.

         4. Notice of Corporate Transaction. The Company shall provide written notice to the Holder at least twenty (20) days prior to the completion of any transaction that will effect the following: (i) a liquidation, dissolution or winding up of the Company; (ii) a sale by the Company of all or substantially all its assets; (iii) the acquisition of the Company by another entity by means of a merger, consolidation or reorganization of the Company resulting in the


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exchange of the outstanding shares of the Company for securities issued, or caused to be issued, by the acquiring corporation or its subsidiary where less than 50% of the successor corporation's voting rights, immediately after the transaction, are held by the persons who held the Company's voting rights immediately prior to the transaction; or (iv) an adjustment under Section 5.

         5. Adjustment to Number of Purchasable Shares. The number of shares issuable on exercise in full of the Warrants (the "Number of Purchasable Shares") and the Exercise Price per share shall be subject to adjustment at any time and from time to time as follows:

             5.1 If, at any time after the Issue Date, the number of shares of Series B Preferred Stock outstanding is increased by a stock dividend payable in shares of Series B Preferred Stock or by a subdivision or split-up of shares of Series B Preferred Stock, then, on the record date fixed for the determination of holders of Series B Preferred Stock entitled to receive such stock dividend, subdivision or split-up, the Number of Purchasable Shares shall be appropriately increased in proportion to such increase in outstanding shares and the Exercise Price per share shall be appropriately decreased in proportion to such increase in outstanding shares of Series B Preferred Stock.

             5.2 If, at any time after the Issue Date, the number of shares of Series B Preferred Stock outstanding is decreased by a combination of the outstanding shares of Series B Preferred Stock, then, on the record date for such combination, the Number of Purchasable Shares shall be appropriately decreased in proportion to such decrease in outstanding shares and the Exercise Price per share shall be appropriately increased in proportion to such decrease in outstanding shares of Series B Preferred Stock.

             5.3 In case, at any time after the Issue Date, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Series B Preferred Stock or the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, or the sale or exchange of all of the outstanding capital stock of the Company, then the Shares issuable on exercise of the Warrants shall after such reorganization, reclassification, consolidation, merger, exchange or sale or other disposition be convertible into the kind and number of shares of stock or other securities of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets or stock shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable upon exercise of the Warrants and conversion of the resulting Shares would have been entitled upon such reorganization, reclassification, consolidation, merger,


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exchange or sales or other disposition had the Warrants been exercised in full and the resulting Shares converted into Common Stock immediately prior to the time of such reorganization, reclassification, consolidation, merger, exchange or sale or other disposition. The provisions of this Section 5.3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, exchanges or sales or other dispositions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, exchange or sales or other disposition unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Holder), the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

             5.4 All calculations under this Section 5 shall be made to the nearest one tenth (1/10) of a share, provided that on exercise of the Warrants the Company shall not issue any fractional share.

             5.5 If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price per share and the number of Shares obtainable upon exercise of the Warrants so as to protect the rights of the Holder of the Warrants; provided that no such adjustment shall increase the Exercise Price per share or decrease the number of Shares obtainable as otherwise determined pursuant to this Section 5.

         6. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees as follows:

             6.1 All Shares issued upon the exercise of the Warrants, and all shares of Common Stock issuable upon the conversion of such Shares, will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

             6.2 The Company will from time to time take all actions required to assure that the par value (if any) per Share issuable pursuant to the Warrants is at all times equal to or less than the Exercise Price per Share.

             6.3 Until and including the Expiration Date, the Company will at all times have authorized and reserved for the purpose of issuance or transfer upon exercise of the Warrants a sufficient number of shares of Series B Preferred Stock to provide for the exercise in full of the Warrants and a sufficient number of shares of Common Stock to provide for conversion of the Shares.


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         7. No Voting Rights. The Warrants will not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         8. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, the Warrants and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of the Warrant Certificate with a properly executed Assignment (in the form attached hereto) at the principal office of the Company.

         9. Warrant Exchangeable for Different Denominations. The Warrants are exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant Certificate shall be deemed to be the "Issue Date" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant Certificate shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

         10. Definitions. Unless otherwise defined in this Warrant Certificate, the capitalized terms set forth below and used in this Warrant Certificate shall have the following meanings:

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of California.

         "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.



                      The next page is the signature page.
















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         IN WITNESS WHEREOF, this Series B Convertible Preferred Stock Warrant
Certificate has been duly exercised on the Issue Date set forth above.

                                           NATURADE, INC


                                           ------------------------------------
                                           Lawrence J. Batina
                                           Secretary and Chief Financial Officer




























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                                  EXERCISE FORM
TO:      NATURADE, INC.

The undersigned irrevocably exercises this Common Stock Warrant Certificate for the purchase of shares of Common Stock of Naturade, Inc., a Delaware corporation, in full, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Common Stock Warrant Certificate, and requests that a certificate for the Shares be issued to the undersigned.

Dated:  _____________

Payment of the Exercise Price is hereby made
(check applicable provision):

______   By cashier's check accompanying this notice.

______   By wire transfer.


                               Election to Convert

/_/ Check this box if you wish to convert the Shares of Series B Preferred Stock into Common Stock immediately upon exercise.


                                            WESTGATE EQUITY PARTNERS, L.P.


                                            By:________________________________
                                            Name: _____________________________
                                            Title: ____________________________
















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                                   ASSIGNMENT


                  FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of the Series B Convertible Preferred Stock covered thereby set forth below, unto:

Names of Assignee                  Address                         No. of Shares





Dated:                         Signature                 _______________________

                                                         -----------------------

                               Witness                   _______________________






















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